UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549

                                    FORM  8-K

                                 CURRENT  REPORT

     Pursuant  to  section  13  or  15(d) of the Securities Exchange Act of 1934

         Date  of  Report  (Date  of  earliest  event  reported):  June 21, 2005

                           Jane  Butel  Corporation
            --------------------------------------------------------
             (Exact  name  of  registrant  as  specified  in  its  charter)

             Florida                       000-50104              65-0327060
  ----------------------------     ------------------------     ---------------
     (State  or  other jurisdiction     (Commission File        (IRS Employer of
            incorporation)                  Number)          Identification No.)



          400  Gold  Ave.  SW,  Suite  750,  Albuquerque,  NM         87102
         -----------------------------------------------------   -------------
           (Address  of  principal  executive  offices)           (Zip  Code)


                                 (505)  314-0787
                             ----------------------
                         (Registrant's  telephone  number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01  Entry  into  a  Material  Definitive  Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On June 21, 2005, we entered into a Settlement Agreement and General Release with 21st Century Technologies, Inc. wherein 21st Century agreed to release us from all claims resulting from prior contracts which we entered into with 21st Century in exchange for our promise to pay 21st Century $710,000 in a convertible debenture.

We will pay eight percent annual coupon on the unpaid principle amount of the convertible debenture. The convertible debentures may convert into our common stock upon certain conditions during the term of the convertible debenture. Any unpaid principle will automatically convert into our common stock on June 21, 2008.

The foregoing description of the terms and conditions of the Settlement Agreement and General Release and Convertible Debenture are qualified in their entirety by, and made subject to, the more complete information set forth in the Settlement and General Release and Convertible Debenture attached to this Report as Exhibits 10.1 and 4.1, respectively.

Item  9.01  Financial  Statements  and  Exhibits

(c)  Exhibits:

4.1 Convertible Debenture Agreement between Jane Butel Corporation and 21st Century Technologies, Inc., dated June 21, 2005.
10.1 Settlement & General Release between Jane Butel Corporation and 21st Century Technologies, Inc., dated June 21, 2005.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Jane  Butel  Corporation
                                  Registrant

Date:  June  27,  2005     By:     /s/Douglas  D'Agata
                                   -------------------
                                  Douglas  D'Agata
                                  Interim  Chief  Executive  Officer